SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                     The Securities and Exchange Act of 1834

       Date of Report (Date of earliest event reported): January 30, 2001

                         CADAPULT GRAPHIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                          0-21853               87-04475073
(State or other jurisdiction            (Commission          (IRS Employer
of incorporation)                       File Number)         Identification No.)

                 110 Commerce Drive, Allendale, New Jersey 07401
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 236-1100

                                 Not applicable.
         (Former name or former address, if changed since last report.)



Item 5.  Other Events.

Cadapult Graphic Systems, Inc. will defer the payment of its quarterly preferred stock dividend until Fiscal 2002.

The dividend payment is being deferred in an effort to conserve cash for operations. We are anticipating significant legal expenses related to litigation with Xerox (UltraHue v. Tektronix) and expect that the majority of these legal expenses will be substantially completed by the end of the fiscal year ending June 30, 2001. However, no representation can be given as to the results of the litigation, or the effect of the litigation on Cadapult. Cadapult will offer preferred shareholders the option to wait for the dividends to be paid in cash in Fiscal 2002, or to receive payment in kind through a common stock issuance at $1.00 per share. We have reserved 316,250 shares of unregistered common stock for possible issuance as dividend payments for dividend periods through June 30, 2001. We may file a registration statement for the resale of these shares at a later time. The securities offered will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

We will schedule a conference call for interested parties on Thursday April 12 at 4:30 p.m. Eastern Standard Time.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CADAPULT GRAPHIC SYSTEMS, INC.

Date:  April 6, 2001                      By:  /s/ Michael W. Levin
                                             ---------------------------
                                             Michael W. Levin, President


                                 EXHIBIT INDEX

Exhibit Number  Description of Document
--------------  -----------------------
99 Press Release of Cadapult Graphic Systems, Inc., dated April 6, 2001, announcing deferred payment of preferred stock dividends